UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): October 18, 2024

QHSLab, Inc.

(Exact Name of Registrant as Specified in its Charter)

0-19041

(Commission File No.)

Nevada	30-1104301
(State of Incorporation)	(I.R.S. Employer Identification No.)

901 Northpoint Parkway Suite 302 West Palm Beach FL 33407	33407
(Address of Principal Executive Offices)	(ZIP Code)

Registrant’s telephone number, including area code: (929) 379-6503

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Securities registered pursuant to Section 12(g) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value	USAQ	N/A

Item 1.01 Entry into a Material Definitive Agreement

On October 18, QHSLab, Inc. (the “Company”), entered into a Consulting Agreement (the “Agreement”) with Juan D. Oms MD, FAPA (“Dr. Oms”), pursuant to which Dr. Oms will provide strategic advisory services in psychiatry and behavioral health to the Company. In consideration of his services, Dr. Oms will receive a one-time stock payment of 100,000 shares of common stock of the Company (the “Share Payment”). The one hundred thousand shares will be issued to Dr. Oms within 30 days after the Agreement is signed. The term of the Agreement is twenty-four months.

Dr. Oms is a Board-Certified Psychiatrist and Fellow of the American Psychiatric Association with extensive expertise in behavioral health and substance use disorders. He has held several leadership roles, including Medical Director of various treatment programs and is the current Chairman of the Psychiatry Residency Program at Southern Winds Hospital. He has been actively involved in developing integrated mental health services, including co-occurring substance use and mental health inpatient units, and streamlining tele-psychiatric consult services. His leadership experience and clinical expertise will assist QHSLab in expanding its digital health solutions for mental health and primary care providers.

The Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K. The foregoing summary of the terms of the Agreement is subject to, and qualified in its entirety by, the Agreement, which is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities

Please see the disclosure set forth under Item 1.01, which is incorporated by reference into this Item 3.02.

Item 7.01 Regulation FD Disclosure.

On October 22, 2024, we issued a press release entitled “QHSLab, Inc. Announces Juan D. Oms MD, FAPA as Psychiatry and Behavioral Health Adviser.” A copy of the press release is furnished herewith as Exhibit 99.1.

We use, and will continue to use, our website (https://usaqcorp.com), press releases, and various social media channels, including our Twitter account (https://twitter.com/qhslabinc), LinkedIn account (https://www.linkedin.com/company/65407282/), Facebook account (https://www.facebook.com/QHSLabs) and Instagram account (https://www.instagram.com/qhslabs/) as additional means of disclosing public information to investors, the media and others interested in the Company. It is possible that certain information we post on our website, disseminate in press releases and on social media could be deemed to be material information, and we encourage investors, the media and others interested in the Company to review the business and financial information that we post on our website, disseminate in press releases and on the social media channels identified above, as such information could be deemed to be material information.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits.

The exhibits listed in the following Exhibit Index are filed as part of this Current Report on Form 8-K.

Exhibit No.	Description
10.1	Consulting Agreement between QHSLab, Inc. and Juan D. Ohms, MD, FAPA on October 18, 2024.
99.1	Press Release dated October 22, 2024 – QHSLab, Inc. Welcomes Juan D. Oms MD, FAPA, as Medical Advisor for Psychiatry and Behavioral Health
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this current report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: October 22, 2024

QHSLab, Inc.

/s/ Troy Grogan
Name:	Troy Grogan
Title:	CEO and Chairman